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                                                                    Exhibit 24
                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints GERRY B. CAMERON, STEVEN P. ERWIN, DWIGHT V. BOARD, and SHERYL DAWSON, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all such person's capacities with U. S. Bancorp, an Oregon corporation, to sign a registration statement on Form S-3 relating to $1,000,000,000 aggregate principal amount at stated maturity of the corporation's debt securities and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing and to execute any and all instruments which they or each of them deem necessary or desirable in connection with said registration statement as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in one or more counterparts, which taken together shall constitute one and the same original.

          IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 16th day of April, 1996.


          Signature                           Title
          ---------                           -----

/s/ GERRY B. CAMERON                    Chairman of the Board and Chief
Gerry B. Cameron                        Executive Officer and Director


/s/ STEVEN P. ERWIN                     Executive Vice President and
Steven P. Erwin                         Chief Financial Officer


/s/ HARRY BETTIS                        Director
Harry Bettis


/s/ CAROLYN SILVA CHAMBERS              Director
Carolyn Silva Chambers


/s/ FRANKLIN G. DRAKE                   Director
Franklin G. Drake


/s/ ROBERT L. DRYDEN                    Director
Robert L. Dryden


/s/ JOHN B. FERY                        Director
John B. Fery


/s/ JOSHUA GREEN III                    Director
Joshua Green III


/s/ DANIEL R. NELSON                    Director
Daniel R. Nelson


/s/ ALLEN T. NOBLE                      Director
Allen T. Noble


/s/ PAUL A. REDMOND                     Director
Paul A. Redmond


/s/ N. STEWART ROGERS                   Director
N. Stewart Rogers


/s/ BENJAMIN R. WHITELEY                Director
Benjamin R. Whiteley